UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12
CHINACAST EDUCATION CORPORATION
(Name of Registrant as Specified in its Charter)

NED SHERWOOD ZS EDU L.P. ZS EDU GP LLC ROBERT HORNE
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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On December 9, 2011, Ned Sherwood issued a press release relating to ChinaCast Education Corporation. The press release is filed as Exhibit 1 hereto and is incorporated herein by reference.

Important Information

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY NED SHERWOOD, ZS EDU L.P., ZS EDU GP LLC AND ROBERT HORNE FROM THE STOCKHOLDERS OF CHINACAST EDUCATION CORPORATION (THE “ISSUER”) FOR USE AT THE ISSUER’S ANNUAL MEETING, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT, ALONG WITH OTHER RELEVANT DOCUMENTS, WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S (THE “SEC”) WEBSITE AT HTTP://WWW.SEC.GOV.

NED SHERWOOD, ZS EDU L.P., ZS EDU GP LLC AND ROBERT HORNE WILL BE DEEMED PARTICIPANTS IN THE PROXY SOLICITATION. THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, WITHOUT CHARGE UPON REQUEST. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED WITH THE SEC ON DECEMBER 9, 2011.

Exhibits:

Exhibit 1:  Press release